Exhibit 10.15

2007 PTS HOLDINGS CORP.

STOCK INCENTIVE PLAN

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of             ,              (the “Date of Grant”), between PTS Holdings Corp. (the “Company”) and the individual named on the signature page hereto (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Cause: “Cause” shall mean “Cause” as such term may be defined in any employment agreement in effect at the time of the Participant’s termination of Employment between the Participant and the Company or its Subsidiaries or Affiliates, or, if there is no such employment agreement or such term is not defined therein, “Cause” shall mean (i) the Participant’s willful failure to perform duties which is not cured within 15 days following written notice, (ii) the Participant’s conviction or confessing to or becoming subject to proceedings that provide a reasonable basis for the Company to believe that the Participant has engaged in a (x) felony, (y) crime involving dishonesty, or (z) crime involving moral turpitude and which is demonstrably injurious to the Company and its Subsidiaries, (iii) the Participant’s willful malfeasance or misconduct which is demonstrably injurious to the Company and its Subsidiaries, or (iv) breach by the Participant of the material terms of any agreement with the Company or its Subsidiaries, including, without limitation, any non-competition, non-solicitation or confidentiality provisions thereof. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith.

(b) Expiration Date: The tenth anniversary of the Date of Grant.

(c) Option: The option to purchase Shares granted under this Agreement.

(d) Plan: The 2007 PTS Holdings Corp. Stock Incentive Plan, as amended from time to time.

(e) Securityholders Agreement: The Securityholders Agreement entered into between the Company and the Participant in a form reasonably acceptable to the Company.

(f) Subscription Agreement: The Subscription Agreement entered into between the Company and the Participant in a form reasonably acceptable to the Company.

(g) Vested Portion: At any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

2. Grant of Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of Shares subject to the Option set forth on Schedule A attached hereto, subject to adjustment as set forth in the Plan. The Option Price shall be $1,000 per Share. The Option is intended to be a nonqualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.

3. Vesting of the Option.

(a) Vesting of the Option. Subject to the Participant’s continued Employment, the Option shall vest and become exercisable with respect to twenty percent (20%) of the Shares subject to the Option on each of the first five anniversaries of the Date of Grant. Notwithstanding the foregoing, in the event of a Change of Control, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable.

(b) Termination of Employment. If the Participant’s Employment terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration. Notwithstanding anything to the contrary in this Agreement, in the event of the termination of the Participant’s Employment (i) by the Company without Cause or (ii) due to death or Disability, the Participant shall be deemed vested in any portion of the Option that would otherwise have vested within 12 months following such termination of Employment.

4. Exercise of the Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Vested Portion of the Option shall remain exercisable for the period set forth below:

(i) Death or Disability. If the Participant’s Employment is terminated due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) one year following such termination of Employment and (B) the Expiration Date

(ii) Termination by the Company Other than for Cause or Due to Death or Disability. If the Participant’s Employment is terminated other than by the Company for Cause or due to death or Disability, the Participant may exercise the Vested Portion of the

Option that became vested on or prior to the date of termination for a period ending on the earlier of (A) 90 days following such termination of Employment and (B) the Expiration Date; and

(iii) Termination by the Company for Cause. If the Participant’s Employment is terminated by the Company for Cause, the Vested Portion of the Option shall immediately terminate in full and cease to be exercisable.

(b) Method of Exercise.

(i) Subject to Section 4(a) of this Agreement and Section 6(c) of the Plan, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for more than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) if there is a public market for the Shares at such time, to the extent permitted by the Committee and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate option price for the Shares being purchased, or (v) using a net settlement mechanism whereby the number of shares delivered upon the exercise of the Option will be reduced by a number of shares that has a Fair Market Value equal to the Option Price, provided that the Participant tenders cash or its equivalent to pay any applicable withholding taxes. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable; provided, that the Company shall use commercially reasonable efforts to take such actions as are necessary and appropriate to register or qualify the Shares subject to the Option so it may be exercised.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) As a condition to the exercise of the Option evidenced by this Agreement, the Participant shall execute the Securityholders Agreement and the Subscription Agreement.

5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or its Affiliates shall have the right and are authorized to withhold any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant may elect to pay any or all of such withholding taxes as provided in Section 4 of the Plan.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

12. Option Subject to Plan, Securityholders Agreement and Subscription Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Securityholders Agreement and the Subscription Agreement. The Option and the Shares received upon exercise of the Option are subject to the Plan, the Securityholders Agreement and the Subscription Agreement. The terms and provisions of the Plan, the Securityholders Agreement and the Subscription Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Plan, the Securityholders Agreement or the Subscription Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Securityholders Agreement or the Subscription Agreement, as applicable, will govern and prevail.

13. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the participant hereunder without the consent of the Participant.

14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PTS HOLDINGS CORP.

By
Name:
Title:

Schedule A

The number of Shares subject to the Option: